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                              SECOND AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                    SECURED ADVANCE FACILITY LOAN AGREEMENT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED THE SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Amendment") is entered into as of December 7, 1999 by and between Azul Holdings Inc. a Delaware corporation with its principal place of business at 30 New Crossing Road, Reading, Massachusetts 01867 (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California 90210 (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to that Second Amended and Restated Secured Advance Facility Loan Agreement dated as of July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998 (as amended, the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend and modify the Agreement as set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the parties hereby agree as follows:


       1. Amendment to Agreement.

         (a) Section 1.19 of the Agreement is amended and restated in its entirety as follows:

             "1.19. Maximum Loan Amount. Twelve Million Three Hundred Twenty-Six Thousand Six Hundred Twenty Dollars ($12,326,620) less the principal amount of any Liabilities of the Borrower converted from time to time into the Borrower's Series C Convertible Preferred Stock (the "Series C Stock") pursuant to Section 3.7 of this Agreement."

         (b) Section 1.25 of the Agreement is amended and restated in its entirety as follows:

             "1.25. Secured Promissory Note. The amended and restated secured promissory note in the amount of Twelve Million Three Hundred Twenty-Six Thousand Six Hundred Twenty Dollars ($12,326,620) dated December 7, 1999, executed by the Borrower and delivered to the Lender." (c) The Secured Promissory Note attached as Exhibit 7.1 to the Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A (the "Restated Note"). The Borrower shall execute the Restated Note and deliver the originally-executed Restated Note to the Lender. A condition to the Borrower's obligation to execute and deliver the Restated Note to the Lender hereunder shall be the Lender's obligation to deliver to the Borrower for cancellation the originally-executed Secured Promissory Note dated December 31, 1998 in the original principal amount of $12,226,620 (the "Original Note"). The Original Note shall be marked "CANCELED" and stored at the Borrower's executive offices.

       2. Effect on Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect. After the date of this Amendment, every reference in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

       3. Miscellaneous.

         (a) Successors and Assigns. The obligations of the Borrower hereunder shall be binding upon its successors and assigns (but such reference is not intended as a consent to any assignment not specifically permitted by the Lender) and shall inure to the benefit of the successors and assigns of the Lender.


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           (b) Counterparts and Facsimile Signature. This Amendment may be
           executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

           (c) Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

           (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall constitute an agreement under seal.

           (e) Expenses. The Borrower will pay the reasonable legal fees and out-of pocket expenses of the Lender's counsel incurred in connection with the preparation, execution and delivery of this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


               AZUL HOLDINGS INC.




                             By: /s/ Wendy Darland
                             -------------------------
                             Vice President



                             /s/ Jeffrey Neuman
                             -------------------------
                             Jeffrey Neuman, as trustee of the Tudor Trust
u/d/t
                             December 12, 1997 and not individually

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                                                                      Exhibit A



                 AMENDED AND RESTATED SECURED PROMISSORY NOTE


$12,326,620
Boston, Massachusetts              December 7, 1999
     FOR VALUE RECEIVED, the undersigned AZUL HOLDINGS INC., a Delaware corporation with a principal place of business located at 30 New Crossing Road, Reading, Massachusetts (hereinafter, the "Borrower") promises to pay in good U.S. funds to the order of Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t dated December 12, 1997 (hereinafter, with any subsequent holder, the "Lender"), at the Lender's principal office located at 450 North Roxbury Drive, Beverly Hills, California, the Liabilities then outstanding under the loan made by the Lender to the Borrower pursuant to that certain Second Amended and Restated Secured Advance Facility Loan Agreement executed between the Borrower and the Lender dated July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998 and that Second Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 7, 1999 (as amended, the "Agreement"). Advances made pursuant to the Agreement shall, from and after the date hereof, bear interest at the rate from time to time provided in the Agreement, and after any Default at the rate of twelve (12) percent per annum, calculated based upon a 360-day year and actual day months.

     Interest at the rate set forth above shall be paid as provided in Section
3.2 of the Agreement. Unless a Default under the Agreement shall have occurred earlier, the principal balance of this Note shall be due and payable in full on March 31, 2000.

     All payments by the Borrower to the Lender under Article III of the Agreement shall be applied first to principal and then to interest.

     To secure the obligations of the Borrower under this Note, (i) the Lender has been granted a security interest in substantially all of the Borrower's presently existing and hereafter acquired property pursuant to that certain Sixth Amended and Restated Security Agreement executed between the Borrower and the Lender dated November 10, 1997 (the "Security Agreement"), and (ii) the Lender has been granted a security interest in 2,800,000 shares of Common Stock of Xyvision Enterprise Solutions, Inc. held of record by the Borrower pursuant to that certain Pledge Agreement executed between the Borrower and the Lender dated as of December 31, 1998. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.


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     No delay or omission by the Lender in exercising or enforcing any of the
Lender's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

     After demand by the Lender, the Borrower will pay on demand all reasonable attorneys' fees and out-of-pocket expenses incurred by the Lender in recovering the amounts due to the Lender by the Borrower hereunder.

     This Note shall be binding upon the Borrower and upon its heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

     This Note amends and restates that Secured Promissory Note dated December 31, 1998 in the original principal amount of $12,226,620 previously made by the Borrower in favor of the Lender, and is taken in substitution but not in satisfaction thereof.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.
WITNESS                AZUL HOLDINGS INC.



-------------------------         By: -------------------------
                                        Name:
                                        Title:


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